Exhibit 99.1

Ocugen and Celairis Therapeutics Enter into Exclusive License Agreement for OCU400 in Australia, New Zealand, and ASEAN

•	Celairis receives exclusive rights to commercialize OCU400, Ocugen's investigational modifier gene therapy for retinitis pigmentosa (RP), in Australia, New Zealand, and member states of the Association of Southeast Asian Nations (ASEAN) markets

•	Expands access to a potential one-time treatment gene therapy for RP across a region with an estimated 725 million people, following potential OCU400 approval in the U.S.

•	Ocugen receives an upfront license fee, potential development and milestone payments totaling up to $7.1 million, including $6.1 million associated with the upfront payment and OCU400 top-line results (expected in the first quarter of 2027), a high single-digit percentage royalty on net sales, and 50% of gross profits from OCU400 net sales across the region

•	Celairis will be responsible for regional regulatory submissions, market access, and commercialization of OCU400 across the region

MALVERN, Pa., and SYDNEY, Nov. 10, 2026 (GLOBE NEWSWIRE) -- Ocugen, Inc. ("Ocugen" or the "Company") (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, and Celairis Therapeutics Holdings Pty Ltd. ("Celairis"), a Sydney-based in-licensing, development, and commercialization biopharmaceutical company focused on Australia, New Zealand, Taiwan, and ASEAN, today announced the execution of an exclusive license agreement (the "License Agreement") granting Celairis an exclusive license to commercialize OCU400, Ocugen's investigational modifier gene therapy for the treatment of RP, in Australia, New Zealand, and ASEAN markets (the "Territory").

Under the terms of the License Agreement, Ocugen will receive an upfront license fee, as well as potential development and milestone payments totaling up to $7.1 million, including $6.1 million associated with the upfront payment and OCU400 top-line results (expected in the first quarter of 2027), a high single-digit percentage royalty on net sales, and 50% of gross profits from OCU400 net sales in the Territory. The parties expect to enter into a supply agreement, pursuant to which Ocugen will manufacture and supply OCU400. Celairis will be responsible for regional regulatory submissions, market access, and commercialization of OCU400 across the Territory.

“Australia, New Zealand, and ASEAN are large, diverse and complex markets, and establishing a partnership with a regional company like Celairis and its strong local network is critical to our goal of global patient access," said Dr. Shankar Musunuri, Chairman, Chief Executive Officer, and Co-Founder of Ocugen. "This agreement marks our third strategic regional partnership for OCU400, underscoring the growing momentum behind our global access strategy and bringing our potential one-time treatment gene therapy closer to patients around the world."

OCU400 is an investigational therapy for RP, a group of inherited retinal diseases that cause progressive vision loss, and in many cases, blindness. OCU400 has not been approved or registered and is not available for supply in any markets of the Territory. Ocugen is conducting the Phase 3 liMeliGhT clinical trial of OCU400, with topline data expected in the first quarter of 2027, followed by planned global regulatory submissions, including a Biologics License Application in the U.S. and a Marketing Authorization Application in Europe. Regulatory submissions in the Territory are expected to follow.

"Ocugen is the kind of partner Celairis was built for: a late-stage program, a clear strategy for reaching patients globally, and a conviction we share that geography should not decide access to new medicines," said Matt Zeller, Chief Executive Officer, Co-Founder, and Managing Director of Celairis. "Celairis brings the development, regulatory, and market access capability to do that across our region, and we look forward to building the relationship with Ocugen."

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology company developing gene therapies for blindness diseases. The Company's breakthrough modifier gene therapy platform has the potential to address significant unmet medical needs across large patient populations through a gene-agnostic approach. Unlike traditional gene therapies and gene-editing technologies that target a single gene mutation, Ocugen's modifier gene therapies are designed to address the underlying disease biology by restoring balance across multiple gene networks. The Company is currently advancing programs for inherited retinal diseases and other causes of blindness that affect millions worldwide, including retinitis pigmentosa, Stargardt disease, and geographic atrophy, an advanced form of dry age-related macular degeneration. Discover more at www.ocugen.com and follow the Company on LinkedIn and X.

About Celairis Therapeutics

Celairis Therapeutics is an in-licensing, development, and commercialization biopharmaceutical company unlocking broad and equitable access to advanced therapies for patients across 14 markets in Australia, New Zealand, Taiwan, and ASEAN. Celairis secures regional rights to medicines in oncology and hematology, specialty conditions, and rare diseases, then runs clinical development, regulatory approval, market access, supply chain, and commercial launch on one end-to-end platform. Founded in 2026, Celairis is headquartered in Sydney, Australia. For more information, visit www.celairis.com and follow Celairis on LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated benefits to Ocugen of the license agreement and planned supply agreement with Celairis, as well as statements regarding strategy, the potential amounts of milestone payments and profit share payments that may be received under the license agreement, including Ocugen’s obligations under its prior license and commercialization agreements, the timing of regulatory submissions and the potential availability of OCU400 in the Territory, business plans and objectives for Ocugen's clinical programs, plans and timelines for the preclinical and clinical development of Ocugen's product candidates, including the therapeutic potential, clinical benefits and safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, including the timing of data readouts and marketing applications, the ability to initiate new clinical programs, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, statements regarding potential market size and commercial possibilities of Ocugen's product candidates, which are subject to risks and uncertainties. Ocugen may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from Ocugen's current expectations, including, but not limited to, the risks that the license agreement and planned supply agreement with Celairis will not lead to the current anticipated benefits to Ocugen; that the supply agreement with Celairis will not be entered into; that OCU400 may not receive regulatory approval in any jurisdiction, including in the Territory; that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing may not be predictive of the results or success of later clinical trials; and that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in Ocugen's filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled "Risk Factors" in the quarterly and annual reports that Ocugen files with the SEC. Any forward-looking statements that Ocugen makes in this press release speak only as of the date of this press release. Except as required by law, Ocugen assumes no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contacts

Ocugen

Investors: Candice Masse, astr partners, candice.masse@astrpartners.com

Media: Chris Clark, Ocugen, chris.clark@ocugen.com

Celairis Therapeutics

Media: media@celairis.com